EXHIBIT 99

Form 4 - Joint Filer Information

Name:	The Shanoven Trust
Address:	Suite 104A, Saffrey Square, Bank Lane
PO Box N-9306
Nassau, Bahamas
Designated Filer:	Epizon Ltd.
Issuer & Ticker Symbol:	Medytox Solutions, Inc. (MMMS)
Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):	November 2, 2015

Relationship of Reporting Person
to Issuer:	10% Owner

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	The Shanoven Trust

By: /s/ P. Wilhelm F. Toothe, trustee